EXECUTION COPY

NOTICE OF COMMITMENT INCREASE REQUEST

Truist Bank

3333 Peachtree Road, 8th Floor
Atlanta, Georgia 30326
Attention: Hays Wood
Telecopy Number: (404) 836-5879

December 7, 2023

Ladies and Gentlemen:

This Commitment Increase Request (this “Commitment Increase Request”) is delivered pursuant to Section 2.08(e) of the Senior Secured Revolving Credit Agreement, dated as of April 6, 2023 (as amended by that certain First Amendment to Senior Secured Revolving Credit Agreement, dated as of August 9, 2023, and that certain Second Amendment to Senior Secured Revolving Credit Agreement, dated as of November 17, 2023, and as further amended, supplemented, amended and restated, or otherwise modified from time to time, the “Credit Agreement”), by and among Goldman Sachs Private Credit Corp. (the “Company”), the Lenders and Issuing Banks from time to time party thereto and Truist Bank, as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

Pursuant to Section 2.08(e) of the Credit Agreement, the Company hereby requests that the aggregate amount of the Lenders’ Commitments be increased from $1,130,000,000 to $1,180,000,000 (the “Commitment Increase”) on December 7, 2023.

The Company intends to effectuate the Commitment Increase by adding Deutsche Bank AG New York Branch as a Dollar Lender with a Dollar Commitment of $50,000,000.

DOCVARIABLE #DNDocID \* MERGEFORMAT 759430572 22725589

IN WITNESS WHEREOF, the undersigned has executed this Commitment Increase Request as of the date first above written.

GOLDMAN SACHS PRIVATE CREDIT CORP.

By: /s/ Stanley Matuszewski
Name: Stanley Matuszewski
Title: Chief Financial Officer and Treasurer

Truist-GSCR - Notice of Commitment Increase Request